Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13G dated July 16, 2013 (including amendments thereto) with respect to the Common Stock of ParkerVision, Inc.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  July 16, 2013

Gem Partners, LP

By:	Gem Investment Advisors, LLC General Partner

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

Flat Rock Partners LP

By:	Gem Investment Advisors, LLC General Partner

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

Gem Investment Advisors, LLC

By:	/s/ Daniel M. Lewis
	Name:	Daniel M. Lewis
	Title:	Managing Member

/s/ Daniel M. Lewis
Daniel M. Lewis